                                                                    Exhibit 99.1

Contact:          Investor Relations            Media Relations
                  William Pike                  Raymond O'Rourke
                  212-761-0008                  212-761-4262



Morgan Stanley Reports Full-Year Net Earnings of $3.0 Billion,
Return on Equity of 14%;
Fourth Quarter Net Earnings of $732 Million;
Including a Pre-tax Restructuring Charge of $235 Million

NEW YORK, December 19, 2002 -- Morgan Stanley (NYSE: MWD) today reported net earnings for the fiscal year of $2,988 million, including a fourth quarter pre-tax restructuring charge of $235 million. Diluted earnings per share were $2.69, and the return on average common equity was 14 percent. Excluding the charge, net earnings were $3,140 million, diluted earnings per share were $2.83 and the return on average common equity was 15 percent.

Including the charge, net earnings for the fourth quarter were $732 million, diluted earnings per share were $0.67 and the annualized return on average common equity was 14 percent. Excluding the charge, net earnings were $884 million, diluted earnings per share were $0.81 and the annualized return on average common equity was 17 percent.

The pre-tax restructuring charge of $235 million ($152 million net of tax) consisted of $162 million in write-offs related to space reductions, primarily in the U.S. and the U.K., and $73 million in severance-related costs.

Philip J. Purcell, Chairman & CEO, and Robert G. Scott, President, said in a joint statement, "2002 was an extremely challenging year, especially on the heels of a very difficult 2001. Industry-wide declines in the level of activity significantly depressed revenues in our securities and asset management businesses. Nonetheless, we were able to generate a 14 percent return on equity thanks to record profits generated by our Discover Card business and an intense focus on costs and our business models firmwide. We're extremely proud of our employees who worked hard in this difficult period to provide the highest level of service to our clients."

Full-year net earnings of $3,140 million before the fourth quarter charge were 13 percent below last year's $3,610 million./1/ Diluted earnings per share of $2.83 before the charge were down 11 percent. Net revenues (total revenues less interest expense and the provision for loan losses) declined 14 percent to $19.1 billion and non-compensation expenses (excluding the charge) decreased 11 percent to $6.2 billion.

Fourth quarter net earnings of $884 million before the charge were 45 percent higher than third quarter 2002 and 2 percent higher than fourth quarter 2001. Diluted earnings per share of $0.81 before the charge increased 47 percent compared to last quarter and 4 percent compared to last year. Net revenues of $4.2 billion were 8 percent lower than both this year's third quarter and last year's fourth quarter. Non-compensation expenses (excluding the charge) rose
6 percent and declined 7 percent from those same periods.

INSTITUTIONAL SECURITIES

FULL YEAR

The Company's Institutional Securities business posted net income of $1,703 million in fiscal 2002, down 31 percent from a year ago. Net revenues declined 20 percent to $9.3 billion, reflecting the impact of difficult markets. Total non-interest expenses, including restructuring charges of $117 million, declined 15 percent to $6.6 billion.

------------------
/1/ All amounts for the twelve-months ended November 30, 2001 exclude an after-tax charge of $59 million, or $0.05 per share, resulting from the adoption of SFAS 133 on December 1, 2000, and an extraordinary loss of $30 million, or $0.03 per share, resulting from the early extinguishment of debt. See Page F-1 of Financial Summary, Notes 1 & 2.

Investment banking and equity underwriting were negatively impacted by the continued industry-wide slowdown in M&A activity and equity issuance. For the first eleven months of calendar 2002, industry-wide announced and completed global M&A activity fell 31 percent and 45 percent, respectively, from year ago levels. Worldwide equity and equity-related issuance was 23 percent lower. Fixed income underwriting revenues also declined from the prior year, reflecting a 21 percent decrease in industry-wide U.S. investment grade issuance./2/

The Company ranked #2 with a market share of 29 percent in completed global M&A; #3 with a market share of 19 percent in announced global M&A; #4 with a market share of 10 percent in U.S. investment grade debt; and #4 with a market share of 8 percent in worldwide equity and equity-related underwritings./3/ In equity research, the Company tied for first place in the Institutional Investor's 2002 Global Research Poll.

In the Company's equity sales and trading business, a decline in market indexes, lower dollar volumes and the decrease in the level of primary issuance resulted in difficult trading conditions. In fixed income sales and trading, a sharp decline in commodity price volatility and less favorable trading conditions for interest rate products depressed overall results.

FOURTH QUARTER

Institutional Securities posted net income of $453 million, a decline of 21 percent versus fourth quarter 2001. Net revenues decreased 13 percent to $1.9 billion, primarily due to continued difficult market conditions. Non-interest expenses, including restructuring charges of $117 million, were 10 percent lower than last year's fourth quarter.

     . Advisory revenues were $271 million, down 16 percent from fourth quarter 2001. The decline in advisory revenues reflects the decline in global M&A

------------------
/2/ Source: Thomson Financial Securities Data.
/3/ Source: Thomson Financial Securities Data -- January 1 to December 18, 2002.

          activity. Industry-wide, global completed M&A transaction volume fell 24 percent compared to a year ago./4/

     . Underwriting revenues fell 16 percent from last year's fourth quarter to $346 million on lower equity and fixed income underwriting activity.

     . Fixed income sales and trading net revenues were $589 million, down 22 percent from fourth quarter 2001. A more difficult trading environment for interest rate products was partially offset by a more favorable one for credit products.

     . Equity sales and trading net revenues of $634 million were down 26 percent from a year ago, primarily due to declines in customer trading volumes and lower market volatility.

INDIVIDUAL INVESTOR GROUP

FULL YEAR

The Individual Investor Group recorded a net loss of $7 million for the year compared to a net loss of $44 million in fiscal 2001. Net revenues declined 11 percent to $4.0 billion as retail participation in equity markets was down throughout the year. Total non-interest expenses, including restructuring charges of $112 million, decreased 12 percent from a year ago. Total client assets of $517 billion were 13 percent lower than the end of last year, compared to declines of 18 percent in the S&P 500 and 23 percent in the Nasdaq. Client assets in fee-based accounts fell 5 percent to $104 billion, but represented 20 percent of total client assets compared to 18 percent at 2001 fiscal year end.

FOURTH QUARTER

IIG reported a fourth quarter net loss of $31 million compared to net income of $14 million a year ago. The decrease was driven by lower revenues and the $112 million in restructuring charges.

------------------
/4/ Source: Thomson Financial Securities Data.

     . Net revenues declined 8 percent to $907 million, primarily reflecting a decline in retail participation in equity markets compared to last year.

     . During the quarter, the number of global financial advisors decreased by 1,044 to 12,546, and client assets in fee-based accounts increased by $1 billion to $104 billion.

INVESTMENT MANAGEMENT

FULL YEAR

Investment Management reported net income of $525 million, 9 percent higher than last year's $480 million. The increase was driven by a 14 percent decline in non-interest expenses and a lower income tax expense which more than offset lower net revenues. The revenue decline reflected a decrease in the Company's average assets under management and a shift in asset mix away from equity products. Assets under management were $420 billion, down $39 billion, or 8 percent from a year ago, primarily as a result of a decline in market values. During the year, the Company launched 21 new funds or products, generating sales of nearly $1.2 billion. Among investment managers, the Company had the fourth highest number of domestic funds (48) receiving one of Morningstar's two highest ratings./5/ The percent of the Company's fund assets performing in the top half of the Lipper rankings for one year was 65 percent compared to 59 percent a year ago./6/

FOURTH QUARTER

Investment Management's net income was $116 million, a 32 percent increase from $88 million in the fourth quarter of 2001. The earnings increase reflects a decline in non-interest expenses and income tax expense--partially offset by lower net revenues driven primarily by lower average assets under management.

     . Retail assets fell $5 billion during the quarter and $33 billion from a year ago to a total of $247 billion.

------------------
/5/ As of October 2002 and based on the highest rated share class. /6/ As of October 2002.

     . Institutional assets rose $1 billion during the fourth quarter but declined $6 billion over the past twelve months to $173 billion.

CREDIT SERVICES

FULL YEAR

Credit Services achieved record net income of $767 million, up 9 percent from a year ago. An increase in the interest rate spread on Discover's credit card portfolio, higher merchant and cardmember fees and lower marketing and business development costs were partially offset by an increase in the provision for loan losses. Managed credit card loans were $51.1 billion at fiscal year end, 4 percent greater than a year ago, and the interest spread increased 82 basis points over the same time period. The credit card charge-off rate increased 83 basis points to 6.19 percent. The increase in charge-offs reflects persisting softness in the U.S. economy and a high level of national bankruptcy filings. The over-30-day delinquency rate declined 89 basis points to 5.96 percent, and the over-90-day rate declined 36 basis points to 2.66 percent. Total transaction volume rose to a record $97.3 billion, and Discover ended the fiscal year with
46.5 million cardmember accounts.

FOURTH QUARTER

Credit Services fourth quarter net income was $194 million, up 1 percent from a year ago. A lower provision for loan losses offset an increase in marketing and business development expenses.

     . The interest rate spread on Discover's credit card portfolio contracted by 20 basis points compared to last year's fourth quarter, driven by a lower finance charge yield which more than offset a decline in the cost of funds.

     . Merchant and cardmember fees were $542 million, essentially unchanged from a year ago. Higher merchant discount revenue from increased transaction volume was offset by lower cardmember fees. Transaction volume rose 15 percent to a record $25.3 billion, as a result of higher balance transfers and an increase in sales.

     . The credit card net charge-off rate was 5.96 percent, 6 basis points lower than the third quarter, but 11 basis points higher than a year ago. The increase in the charge-off rate from fourth quarter 2001 was largely the result of an increase in bankruptcy losses.

Morgan Stanley reports its results in four business segments: institutional securities, individual investor group, investment management and credit services. Previously, the results of the institutional and individual securities activities were reported in one reporting segment. Management is currently evaluating how it allocates revenues and expenses among its business segments and expects to change such allocations in the future. Business segment results will reflect reallocations of revenues and expenses that result from such changes and the effect may be material to a particular segment. Reallocations of revenues or expenses among segments will have no effect on Morgan Stanley's overall results of operations.

Total capital at November 30, 2002 was $65.9 billion, including $23.1 billion of common shareholders' equity and preferred securities subject to mandatory redemption. Book value per common share was $20.24, based on quarter-end shares outstanding of 1.08 billion.

The Company announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on January 31, 2003 to common shareholders of record on January 10, 2003.

The Company repurchased approximately 22 million shares of its common stock during the 2002 fiscal year.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With over 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

Access this press release on-line @www.morganstanley.com

                                      # # #

                            (See Attached Schedules)

This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" and "Competition and Regulation" under each of "Securities", "Investment Management" and "Credit Services" in Part 1, Item 1, in the Company's 2001 Annual Report to Shareholders on Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2002.

                                                           MORGAN STANLEY
                                                          Financial Summary
                                                  (unaudited, dollars in millions)

                                                                             Percentage
                                             Quarter Ended                  Change From:        Twelve Months Ended
                               -------------------------------------------  --------------- ----------------------------
                                  Nov 30,        Nov 30,        Aug 31,     Nov 30, Aug 31,    Nov 30,        Nov 30,     Percentage
                                   2002           2001           2002        2001    2002       2002           2001         Change
                               -------------  -------------  -------------  ------- ------- -------------  -------------  ----------
Net revenues
 Institutional Securities       $      1,881   $      2,167   $      2,152    (13%)   (13%)  $      9,268   $     11,554     (20%)
 Individual Investor Group               907            991          1,013     (8%)   (10%)         3,980          4,455     (11%)
 Investment Management                   534            581            538     (8%)    (1%)         2,304          2,525      (9%)
 Credit Services                         927            904            933      3%     (1%)         3,557          3,559      --
                               -------------  -------------  -------------                  -------------  -------------
 Consolidated net revenues      $      4,249   $      4,643   $      4,636     (8%)    (8%)  $     19,109   $     22,093     (14%)
                               =============  =============  =============                  =============  =============
Net income
 Institutional Securities       $        453   $        575   $        272    (21%)    67%   $      1,703   $      2,472     (31%)
 Individual Investor Group               (31)            14              5      *       *              (7)           (44)     84%
 Investment Management                   116             88            124     32%     (6%)           525            480       9%
 Credit Services                         194            193            210      1%     (8%)           767            702       9%
                               -------------  -------------  -------------                  -------------  -------------
 Income before extraordinary
   item and cumulative effect
   of accounting change                  732            870            611    (16%)    20%          2,988          3,610     (17%)
 Extraordinary item (1)                    0              0              0     --      --               0            (30)      *
 Cumulative effect of
   accounting change (2)                   0              0              0     --      --               0            (59)      *
                               -------------  -------------  -------------                  -------------  -------------
 Consolidated net income        $        732   $        870   $        611    (16%)    20%   $      2,988   $      3,521     (15%)
                               =============  =============  =============                  =============  =============
 Preferred stock
   dividend requirements        $          0   $          5   $          0      *      --    $          0   $         32       *
                               =============  =============  =============                  =============  =============
 Earnings applicable to
   common shares                $        732   $        865   $        611    (15%)    20%   $      2,988   $      3,489     (14%)
                               =============  =============  =============                  =============  =============
Basic earnings per common share
 Income before extraordinary
   item and cumulative effect
   of accounting change         $       0.68   $       0.80   $       0.57    (15%)    19%   $       2.76   $       3.29     (16%)
 Extraordinary item             $       0.00   $       0.00   $       0.00     --      --    $       0.00   $      (0.03)      *
 Cumulative effect of
   accounting change            $       0.00   $       0.00   $       0.00     --      --    $       0.00   $      (0.05)      *
 Net income                     $       0.68   $       0.80   $       0.57    (15%)    19%   $       2.76   $       3.21     (14%)

 Diluted earnings per common share
 Income before extraordinary
  item and cumulative effect
   of accounting change         $       0.67   $       0.78   $       0.55    (14%)    22%   $       2.69   $       3.19     (16%)
 Extraordinary item             $       0.00   $       0.00   $       0.00     --      --    $       0.00   $      (0.03)      *
 Cumulative effect of
   accounting change            $       0.00   $       0.00   $       0.00     --      --    $       0.00   $      (0.05)      *
 Net income                     $       0.67   $       0.78   $       0.55    (14%)    22%   $       2.69   $       3.11     (14%)

Average common shares outstanding
 Basic                         1,074,654,825  1,078,517,918  1,081,708,833                  1,083,270,783  1,086,121,508
 Diluted                       1,095,716,005  1,108,980,235  1,105,494,894                  1,109,637,953  1,121,764,086
Period end common shares
 outstanding                   1,081,417,377  1,093,006,744  1,093,052,009                  1,081,417,377  1,093,006,744
Return on common equity (3)             13.7%          17.6%          11.4%                          14.1%          18.5%

------------------------------------
(1) Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Excludes the cumulative effect of accounting change and extraordinary item.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                           MORGAN STANLEY
                                              Consolidated Income Statement Information
                                                  (unaudited, dollars in millions)


                                                                                       Percentage       Twelve Months
                                                               Quarter Ended          Change From:         Ended
                                                         -------------------------  ----------------  -----------------
                                                         Nov 30,  Nov 30,  Aug 31,  Nov 30,  Aug 31,  Nov 30,   Nov 30,   Percentage
                                                          2002     2001     2002     2001     2002     2002      2001       Change
                                                         -------  -------  -------  -------  -------  -------   -------   ----------
Investment banking                                       $  689   $  809   $  482     (15%)     43%   $ 2,527   $ 3,425      (26%)
Principal transactions:
     Trading                                                419      645      457     (35%)     (8%)    2,685     5,491      (51%)
     Investments                                             12     (104)     (64)    112%     119%       (35)     (316)      89%
Commissions                                                 748      753      855      (1%)    (13%)    3,280     3,162        4%
Fees:
     Asset management, distribution and administration      904      979      971      (8%)     (7%)    3,945     4,216       (6%)
     Merchant and cardmember                                372      348      359       7%       4%     1,420     1,349        5%
     Servicing                                              525      567      514      (7%)      2%     2,091     1,904       10%
Interest and dividends                                    3,787    4,116    4,373      (8%)    (13%)   15,866    24,127      (34%)
Other                                                       114      143      209     (20%)    (45%)      636       516       23%
                                                         -------  -------  -------                    -------   -------
     Total revenues                                       7,570    8,256    8,156      (8%)     (7%)   32,415    43,874      (26%)
Interest expense                                          3,002    3,282    3,188      (9%)     (6%)   11,970    20,729      (42%)
Provision for consumer loan losses                          319      331      332      (4%)     (4%)    1,336     1,052       27%
                                                         -------  -------  -------                    -------   -------
     Net revenues                                         4,249    4,643    4,636      (8%)     (8%)   19,109    22,093      (14%)
                                                         -------  -------  -------                    -------   -------
Compensation and benefits                                 1,147    1,422    2,061     (19%)    (44%)    7,933     9,372      (15%)
Occupancy and equipment                                     221      215      198       3%      12%       825       881       (6%)
Brokerage, clearing and exchange fees                       212      180      208      18%       2%       775       700       11%
Information processing and communications                   379      371      341       2%      11%     1,379     1,460       (6%)
Marketing and business development                          329      290      291      13%      13%     1,133     1,277      (11%)
Professional services                                       346      345      273      --       27%     1,094     1,299      (16%)
Other                                                       223      430      295     (48%)    (24%)    1,015     1,370      (26%)
Restructuring and other charges                             235        0        0       *        *        235         0        *
                                                         -------  -------  -------                    -------   -------
     Total non-interest expenses                          3,092    3,253    3,667      (5%)    (16%)   14,389    16,359      (12%)
                                                         -------  -------  -------                    -------   -------
Income before taxes, extraordinary item, dividends
on pref. sec. and cumulative effect of acctg. change      1,157    1,390      969     (17%)     19%     4,720     5,734      (18%)
Income tax expense                                          403      498      337     (19%)     20%     1,645     2,074      (21%)
Div. on pref. sec. subject to mandatory redemption           22       22       21      --        5%        87        50       74%
                                                         -------  -------  -------                    -------   -------
Income before extraordinary item and
cumulative effect of accounting change                      732      870      611     (16%)     20%     2,988     3,610      (17%)
Extraordinary item (1)                                        0        0        0      --       --          0       (30)       *
Cumulative effect of accounting change (2)                    0        0        0      --       --          0       (59)       *
                                                         -------  -------  -------                    -------   -------
Net income                                               $  732   $  870   $  611     (16%)     20%   $ 2,988   $ 3,521      (15%)
                                                         =======  =======  =======                    =======   =======
Preferred stock dividend requirements                    $    0   $    5   $    0       *       --    $     0   $    32        *
                                                         =======  =======  =======                    =======   =======
Earnings applicable to common shares                     $  732   $  865   $  611     (15%)     20%   $ 2,988   $ 3,489      (14%)
                                                         =======  =======  =======                    =======   =======
Compensation and benefits as a % of net revenues             27%      31%      44%                         42%       42%

------------------------------------
(1) Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.



                                                           MORGAN STANLEY
                                        Institutional Securities Income Statement Information
                                                  (unaudited, dollars in millions)


                                                                                     Percentage        Twelve Months
                                                               Quarter Ended         Change From:          Ended
                                                        -------------------------  ----------------- -----------------
                                                        Nov 30,  Nov 30,  Aug 31,   Nov 30, Aug 31,   Nov 30,  Nov 30,  Percentage
                                                         2002     2001     2002     2001    2002       2002     2001      Change
                                                        -------  -------  -------   ------- -------  -------  -------   ----------
Investment banking                                      $  617   $  735   $  413   (16%)    49%     $ 2,240  $ 3,091     (28%)
Principal transactions:
     Trading                                               280      486      328   (42%)   (15%)      2,114    4,719     (55%)
     Investments                                            15      (75)      13   120%     15%          41     (216)    119%
Commissions                                                465      440      556     6%    (16%)      2,073    1,816      14%
Asset management, distribution and administration fees      28       19       30    47%     (7%)        106       96      10%
Interest and dividends                                   3,095    3,393    3,630    (9%)   (15%)     13,069   20,727     (37%)
Other                                                       94      120       78   (22%)    21%         414      438      (5%)
                                                       -------  -------  -------                    -------  -------
     Total revenues                                      4,594    5,118    5,048   (10%)    (9%)     20,057   30,671     (35%)
Interest expense                                         2,713    2,951    2,896    (8%)    (6%)     10,789   19,117     (44%)
                                                       -------  -------  -------                    -------  -------
     Net revenues                                        1,881    2,167    2,152   (13%)   (13%)      9,268   11,554     (20%)
                                                       -------  -------  -------                    -------  -------
Total non-interest expenses                              1,139    1,265    1,720   (10%)   (34%)      6,564    7,715     (15%)
                                                       -------  -------  -------                    -------  -------
Income before taxes, extraordinary item,
dividends on pref. sec. and cumulative
effect of acctg. change                                    742      902      432   (18%)    72%       2,704    3,839     (30%)
Income tax expense                                         267      305      139   (12%)    92%         914    1,317     (31%)
Div. on pref. sec. subject to mandatory redemption          22       22       21    --       5%          87       50      74%
                                                       -------  -------  -------                    -------  -------
Income before extraordinary item and
cumulative effect of accounting change                     453      575      272   (21%)    67%       1,703    2,472     (31%)
Extraordinary item (1)                                       0        0        0    --      --            0      (30)      *

Cumulative effect of accounting change (2)                   0        0        0    --      --            0      (46)      *
                                                       -------  -------  -------                    -------  -------
Net income                                              $  453   $  575   $  272   (21%)    67%     $ 1,703  $ 2,396     (29%)
                                                       =======  =======  =======                    =======  =======
Profit margin (3)                                           24%      27%      13%                        18%      21%

------------------------------------
(1) Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                        MORGAN STANLEY
                                    Individual Investor Group Income Statement Information
                                               (unaudited, dollars in millions)

                                                                        Percentage             Twelve Months
                                           Quarter Ended               Change From:               Ended
                                   -----------------------------    -------------------    -------------------
                                   Nov 30,    Nov 30,    Aug 31,     Nov 30,    Aug 31,    Nov 30,     Nov 30,     Percentage
                                    2002       2001       2002        2001       2002       2002        2001         Change
                                    ----      ------     ------      ------     ------     ------      ------      ----------
Investment banking                  $ 65      $   66     $   61        (2%)         7%     $  255      $  280          (9%)
Principal transactions:
     Trading                         135         159        129       (15%)         5%        567         772         (27%)
     Investments                      (1)          0        (45)        *          98%        (45)        (11)          *
Commissions                          267         300        288       (11%)        (7%)     1,157       1,300         (11%)
Asset management, distribution
and administration fees              368         390        407        (6%)       (10%)     1,640       1,700          (4%)
Interest and dividends                78         118         88       (34%)       (11%)       359         735         (51%)
Other                                 24          14        115        71%        (79%)       178          45           *
                                    ----      ------     ------                            ------      ------
     Total revenues                  936       1,047      1,043       (11%)       (10%)     4,111       4,821         (15%)
Interest expense                      29          56         30       (48%)        (3%)       131         366         (64%)
                                    ----      ------     ------                            ------      ------
     Net revenues                    907         991      1,013        (8%)       (10%)     3,980       4,455         (11%)
                                    ----      ------     ------                            ------      ------
     Total non-interest expenses     963         968      1,005        (1%)        (4%)     3,995       4,516         (12%)
                                    ----      ------     ------                            ------      ------
Income before income taxes           (56)         23          8         *           *         (15)        (61)         75%
Income tax expense                   (25)          9          3         *           *          (8)        (17)         53%
                                    ----      ------     ------                            ------      ------
Net income                          $(31)     $   14     $    5         *           *      $   (7)     $  (44)         84%
                                    ====      ======     ======                            ======      ======

Profit margin (1)                     (3%)         1%         0%                                0%         (1%)

------------------------------------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                         MORGAN STANLEY
                                       Investment Management Income Statement Information
                                                (unaudited, dollars in millions)


                                                                            Percentage            Twelve Months
                                                 Quarter Ended              Change From:              Ended
                                      -----------------------------     ------------------    ------------------
                                      Nov 30,    Nov 30,    Aug 31,     Nov 30,    Aug 31,    Nov 30,    Nov 30,    Percentage
                                       2002       2001       2002        2001       2002       2002       2001        Change
                                      -------    -------    -------     -------    -------    -------    -------    ----------
Investment banking                    $     7    $     8    $     8        (13%)      (13%)   $    32    $    54        (41%)
Principal transactions:
     Trading                                4          0          0          *          *           4          0          *
     Investments                           (2)       (29)       (32)        93%        94%        (31)       (89)        65%
Commissions                                16         13         11         23%        45%         50         46          9%
Asset management, distribution and
administration fees                       508        570        534        (11%)       (5%)     2,199      2,420         (9%)
Interest and dividends                      2         12          9        (83%)      (78%)        25         72        (65%)
Other                                      (2)        10          8       (120%)     (125%)        25         32        (22%)
                                      -------    -------    -------                           -------    -------
     Total revenues                       533        584        538         (9%)       (1%)     2,304      2,535         (9%)
Interest expense                           (1)         3          0       (133%)        *           0         10          *
                                      -------    -------    -------                           -------    -------
     Net revenues                         534        581        538         (8%)       (1%)     2,304      2,525         (9%)
                                      -------    -------    -------                           -------    -------
     Total non-interest expenses          366        415        328        (12%)       12%      1,462      1,696        (14%)
                                      -------    -------    -------                           -------    -------
Income before income taxes                168        166        210          1%       (20%)       842        829          2%
Income tax expense                         52         78         86        (33%)      (40%)       317        349         (9%)
                                      -------    -------    -------                           -------    -------
Net income                            $   116    $    88    $   124         32%        (6%)   $   525    $   480          9%
                                      =======    =======    =======                           =======    =======

Profit margin (1)                          22%        15%        23%                               23%        19%

------------------------------------
(1) Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                           MORGAN STANLEY
                                            Credit Services Income Statement Information
                                                  (unaudited, dollars in millions)


                                                                                  Percentage           Twelve Months
                                                     Quarter Ended                Change From:             Ended
                                              -----------------------------   -------------------    ------------------
                                              Nov 30,    Nov 30,    Aug 31,   Nov 30,     Aug 31,    Nov 30,    Nov 30,   Percentage
                                               2002       2001       2002      2001        2002       2002       2001       Change
                                              -------    -------    -------   -------     -------    -------    -------   ----------
Fees:
     Merchant and cardmember                   $372       $348       $359         7%          4%     $1,420     $1,349         5%
     Servicing                                  525        567        514        (7%)         2%      2,091      1,904        10%
Other                                            (2)        (1)         8      (100%)      (125%)        19          1         *
                                              -------    -------    -------                          -------    -------
     Total non-interest revenues                895        914        881        (2%)         2%      3,530      3,254         8%

Interest revenue                                612        593        646         3%         (5%)     2,413      2,593        (7%)
Interest expense                                261        272        262        (4%)        --       1,050      1,236       (15%)
                                              -------    -------    -------                          -------    -------
     Net interest income                        351        321        384         9%         (9%)     1,363      1,357        --

Provision for consumer loan losses              319        331        332        (4%)        (4%)     1,336      1,052        27%
                                              -------    -------    -------                          -------    -------
     Net credit income                           32        (10)        52         *         (38%)        27        305       (91%)
                                              -------    -------    -------                          -------    -------
     Net revenues                               927        904        933         3%         (1%)     3,557      3,559        --
                                              -------    -------    -------                          -------    -------
Total non-interest expenses                     624        605        614         3%          2%      2,368      2,432        (3%)
                                              -------    -------    -------                          -------    -------
Income before taxes and cumulative
effect of accounting change                     303        299        319         1%         (5%)     1,189      1,127         6%
Income tax expense                              109        106        109         3%         --         422        425        (1%)
                                              -------    -------    -------                          -------    -------
Income before cumulative
effect of accounting change                     194        193        210         1%         (8%)       767        702         9%
Cumulative effect of accounting change (1)        0          0          0         --         --           0        (13)        *
                                              -------    -------    -------                          -------    -------
Net income                                     $194       $193       $210         1%         (8%)    $  767     $  689        11%
                                              =======    =======    =======                          =======    =======
Profit margin (2)                                21%        21%        23%                               22%        20%

------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                           MORGAN STANLEY
                                            Credit Services Income Statement Information
                                                  (unaudited, dollars in millions)
                                                        (Managed loan basis)


                                                                               Percentage         Twelve Months
                                                    Quarter Ended             Change From:            Ended
                                            -----------------------------  ------------------  ------------------
                                            Nov 30,    Nov 30,    Aug 31,  Nov 30,   Aug 31,   Nov 30,    Nov 30,   Percentage
                                             2002       2001       2002     2001      2002      2002       2001       Change
                                            -------    -------    -------  -------   -------   -------    -------   ----------
Fees:
     Merchant and cardmember                $   542     $  543    $   525      --         3%   $ 2,110    $ 2,000         6%
     Servicing                                    0          0          0      --        --          0          0        --
Other                                             3         (2)        25     250%      (88%)       80         91       (12%)
                                            -------    -------    -------                      -------    -------
     Total non-interest revenues                545        541        550       1%       (1%)    2,190      2,091         5%

Interest revenue                              1,606      1,696      1,643      (5%)      (2%)    6,474      6,929        (7%)
Interest expense                                475        562        483     (15%)      (2%)    1,937      2,747       (29%)
                                            -------    -------    -------                      -------    -------
     Net interest income                      1,131      1,134      1,160      --        (3%)    4,537      4,182         8%

Provision for consumer loan losses              749        771        777      (3%)      (4%)    3,170      2,714        17%
                                            -------    -------    -------                      -------    -------
     Net credit income                          382        363        383       5%       --      1,367      1,468        (7%)
                                            -------    -------    -------                      -------    -------
     Net revenues                               927        904        933       3%       (1%)    3,557      3,559        --
                                            -------    -------    -------                      -------    -------
Total non-interest expenses                     624        605        614       3%        2%     2,368      2,432        (3%)
                                            -------    -------    -------                      -------    -------
Income before taxes and cumulative effect
 of accounting change                           303        299        319       1%       (5%)    1,189      1,127         6%
Income tax expense                              109        106        109       3%       --        422        425        (1%)
                                            -------    -------    -------                      -------    -------
Income before cumulative effect of
 accounting change                              194        193        210       1%       (8%)      767        702         9%
Cumulative effect of accounting change (1)        0          0          0      --        --          0        (13)        *
                                            -------    -------    -------                      -------    -------
Net income                                  $   194    $   193    $   210       1%       (8%)  $   767    $   689        11%
                                            =======    =======    =======                      =======    =======
Profit margin (2)                                21%        21%        23%                          22%        20%

------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                           MORGAN STANLEY
                                             Financial Information and Statistical Data
                                                             (unaudited)


                                                                                       Percentage      Twelve Months
                                                             Quarter Ended            Change From:         Ended
                                                    ------------------------------  ----------------  -----------------
                                                    Nov 30,    Nov 30,    Aug 31,   Nov 30,  Aug 31,  Nov 30,   Nov 30,   Percentage
                                                      2002       2001       2002      2001     2002     2002      2001       Change
                                                    --------  ---------  ---------  -------  -------  -------   -------   ----------
Morgan Stanley
Total assets (millions)                             $531,000   $483,000   $517,000     10%       3%
Period end common shares
  outstanding (millions)                             1,081.4    1,093.0    1,093.1     (1%)     (1%)
Book value per common share                         $  20.24   $  18.64   $  19.59      9%       3%
Shareholders' equity (millions) (1)                 $ 23,096   $ 21,926   $ 22,626      5%       2%
Total capital (millions) (2)                        $ 65,936   $ 61,633   $ 66,631      7%      (1%)
Worldwide employees                                   55,726     61,319     57,799     (9%)     (4%)

Institutional Securities
Advisory revenue (millions)                         $    271   $    322   $    149    (16%)     82%   $  962    $1,420       (32%)
Underwriting revenue (millions)                     $    346   $    413   $    264    (16%)     31%   $1,278    $1,671       (24%)
Sales and trading net revenue (millions)(3)
 Equity                                             $    634   $    858   $  1,066    (26%)    (41%)  $3,584    $4,615       (22%)
 Fixed income                                       $    589   $    755   $    698    (22%)    (16%)  $3,265    $3,909       (16%)
Mergers and acquisitions announced transactions(4)
 Morgan Stanley global market volume (billions)     $  198.0   $  395.0   $  126.9
 Rank                                                      3          3          4
Worldwide equity and related issues (4)
 Morgan Stanley global market volume (billions)     $   25.6   $   40.2   $   13.7
 Rank                                                      4          4          5
Individual Investor Group
Global financial advisors                             12,546     13,690     13,590     (8%)     (8%)
Total client assets (billions)                      $    517   $    595   $    520    (13%)     (1%)
Fee-based client account assets (billions)(5)       $    104   $    110   $    103     (5%)      1%
Domestic retail locations                                606        697        649    (13%)     (7%)

------------------------------------
(1) Includes preferred and common equity and preferred securities subject to mandatory redemption.
(2) Includes preferred and common equity, preferred securities subject to mandatory redemption, capital units and non-current portion of long-term debt.
(3) Includes principal trading, commissions and net interest revenue.
(4) Source: Thomson Financial Securities Data-January 1 to December 18, 2002.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                           MORGAN STANLEY
                                                          Statistical Data
                                                             (unaudited)


                                                                                        Percentage       Twelve Months
                                                               Quarter Ended           Change From:          Ended
                                                        ---------------------------  ---------------   -----------------
                                                        Nov 30,   Nov 30,   Aug 31,  Nov 30,  Aug 31,  Nov 30,   Nov 30,  Percentage
                                                         2002      2001      2002     2001     2002     2002      2001      Change
                                                        -------   -------   -------  -------  -------  -------   -------  ----------
Investment Management ($ billions)
Net flows
 Retail                                                 $  (1.0)  $  (9.0)  $  (0.7)    89%     (43%)  $   1.1   $ (13.1)     108%
 Institutional                                             (0.8)      0.7       0.0   (214%)      *       (2.0)     (2.3)      13%
                                                        -------   -------   -------                    -------   -------
   Net flows excluding money
     markets                                               (1.8)     (8.3)     (0.7)    78%    (157%)     (0.9)    (15.4)      94%
                                                        -------   -------   -------                    -------   -------
 Money markets                                             (1.2)      1.4       1.0   (186%)   (220%)     (5.5)      6.0     (192%)

Assets under management or supervision by
 distribution channel
 Retail                                                 $   247   $   280   $   252    (12%)     (2%)
 Institutional                                              173       179       172     (3%)      1%
                                                        -------   -------   -------
   Total                                                $   420   $   459   $   424     (8%)     (1%)
                                                        =======   =======   =======

Assets under management or supervision
by asset class
 Equity                                                 $   172   $   199   $   175    (14%)     (2%)
 Fixed income                                               127       128       127     (1%)     --
 Money market                                                66        70        66     (6%)     --
 Other (1)                                                   55        62        56    (11%)     (2%)
                                                        -------   -------   -------
   Total                                                $   420   $   459   $   424     (8%)     (1%)
                                                        =======   =======   =======

------------------------------------
(1) Includes Alternative Investments.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.


                                                           MORGAN STANLEY
                                             Financial Information and Statistical Data
                                                  (unaudited, dollars in millions)


                                                                           Percentage                Twelve
                                            Quarter Ended                  Change From:            Months Ended
                                   -------------------------------     --------------------     -------------------
                                   Nov 30,     Nov 30,     Aug 31,      Nov 30,     Aug 31,     Nov 30,     Nov 30,     Percentage
                                    2002        2001        2002         2001        2002        2002        2001         Change
                                   -------     -------     -------      -------     -------     -------     -------     ----------
Credit Services

Owned credit card loans
  Period end                       $22,543     $20,085     $21,840          12%          3%     $22,543     $20,085           12%
  Average                          $22,030     $19,546     $20,476          13%          8%     $21,054     $20,701            2%

Managed credit card loans (1)
  Period end                       $51,143     $49,332     $49,677           4%          3%     $51,143     $49,332            4%
  Average                          $50,239     $48,964     $49,344           3%          2%     $49,835     $49,432            1%
  Interest yield                    12.45%      13.48%      12.86%     (103 bp)     (41 bp)      12.64%      13.45%       (81 bp)
  Interest spread                    8.62%       8.82%       8.92%      (20 bp)     (30 bp)       8.71%       7.89%        82 bp
  Net charge-off rate                5.96%       5.85%       6.02%       11 bp       (6 bp)       6.19%       5.36%        83 bp
  Delinquency rate (over 30 days)    5.96%       6.85%       5.72%      (89 bp)      24 bp        5.96%       6.85%       (89 bp)
  Delinquency rate (over 90 days)    2.66%       3.02%       2.49%      (36 bp)      17 bp        2.66%       3.02%       (36 bp)

  Transaction volume (billions)    $  25.3     $  22.1     $  24.3          15%          4%     $  97.3     $  93.3            4%
  Accounts (millions)                 46.5        45.7        46.2           2%          1%        46.5        45.7            2%
  Active accounts (millions)          22.6        24.0        22.8          (6%)        (1%)       22.6        24.0           (6%)
  Average receivables per average
   active account (actual $)       $ 2,214     $ 2,055     $ 2,145           8%          3%     $ 2,135     $ 2,057            4%
  Securitization gain              $     4     $    (7)    $    (3)        157%        233%     $    20     $    70          (71%)

------------------------------------
(1) Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

     The following (page F-11) presents more detailed financial information regarding the results of operations for the combined institutional securities, individual investor group and investment management businesses. Morgan Stanley believes that a combined presentation is informative due to certain synergies among these businesses, as well as to facilitate comparisons of the Company's results with those of other companies in the financial services industry. Morgan Stanley also provides this type of presentation for its credit services activities (page F-12) in order to provide helpful comparison to other credit card issuers.

                                                           MORGAN STANLEY
                            Institutional Securities, Individual Investor Group and Investment Management
                                                Combined Income Statement Information
                                                  (unaudited, dollars in millions)


                                                                                        Percentage       Twelve Months
                                                               Quarter Ended           Change From:         Ended
                                                       ---------------------------  -----------------  ------------------
                                                       Nov 30,   Nov 30,   Aug 31,  Nov 30,   Aug 31,  Nov 30,   Nov 30,  Percentage
                                                        2002      2001      2002     2001      2002     2002      2001      Change
                                                       -------   -------   -------  -------   -------  -------   -------  ----------
Investment banking                                     $   689   $   809   $   482    (15%)      43%   $ 2,527   $ 3,425     (26%)
Principal transactions:
     Trading                                               419       645       457    (35%)      (8%)    2,685     5,491     (51%)
     Investments                                            12      (104)      (64)   112%      119%       (35)     (316)     89%
Commissions                                                748       753       855     (1%)     (13%)    3,280     3,162       4%
Asset management, distribution and administration fees     904       979       971     (8%)      (7%)    3,945     4,216      (6%)
Interest and dividends                                   3,175     3,523     3,727    (10%)     (15%)   13,453    21,534     (38%)
Other                                                      116       144       201    (19%)     (42%)      617       515      20%
                                                       -------   -------   -------                     -------   -------
     Total revenues                                      6,063     6,749     6,629    (10%)      (9%)   26,472    38,027     (30%)
Interest expense                                         2,741     3,010     2,926     (9%)      (6%)   10,920    19,493     (44%)
                                                       -------   -------   -------                     -------   -------
     Net revenues                                        3,322     3,739     3,703    (11%)     (10%)   15,552    18,534     (16%)
                                                       -------   -------   -------                     -------   -------
Compensation and benefits                                  968     1,242     1,855    (22%)     (48%)    7,159     8,618     (17%)
Occupancy and equipment                                    200       200       180     --        11%       752       802      (6%)
Brokerage, clearing and exchange fees                      212       180       208     18%        2%       775       700      11%
Information processing and communications                  281       263       247      7%       14%     1,016     1,080      (6%)
Marketing and business development                         159       147       145      8%       10%       595       662     (10%)
Professional services                                      266       283       211     (6%)      26%       842     1,074     (22%)
Other                                                      147       333       207    (56%)     (29%)      647       991     (35%)
Restructuring and other charges                            235         0         0      *         *        235         0       *
                                                       -------   -------   -------                     -------   -------
     Total non-interest expenses                         2,468     2,648     3,053     (7%)     (19%)   12,021    13,927     (14%)
                                                       -------   -------   -------                     -------   -------
Income before taxes, extraordinary item,
dividends on pref. sec. and cumulative
effect of acctg. change                                    854     1,091       650    (22%)      31%     3,531     4,607     (23%)
Income tax expense                                         294       392       228    (25%)      29%     1,223     1,649     (26%)
Div. on pref. sec. subject to mandatory
redemption                                                  22        22        21     --         5%        87        50      74%
                                                       -------   -------   -------                     -------   -------
Income before extraordinary item and
cumulative effect of accounting change                     538       677       401    (21%)      34%     2,221     2,908     (24%)
Extraordinary item (1)                                       0         0         0     --        --          0       (30)      *
Cumulative effect of accounting change (2)                   0         0         0     --        --          0       (46)      *
                                                       -------   -------   -------                     -------   -------
Net income                                             $   538   $   677   $   401    (21%)      34%   $ 2,221   $ 2,832     (22%)
                                                       =======   =======   =======                     =======   =======
Compensation and benefits as a % of net revenues            29%       33%       50%                         46%       46%
Non-compensation expenses as a % of net revenues            45%       38%       32%                         31%       29%
Profit margin (3)                                           16%       18%       11%                         14%       16%
Number of employees (4)                                  40,424    45,110    42,585   (10%)      (5%)

------------------------------------
(1) Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Net income excluding cumulative effect of accounting change as a % of net revenues.
(4) Includes Institutional Securities, Individual Investor Group, Investment Management and Infrastracture/Company areas.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                        MORGAN STANLEY
                                         Credit Services Income Statement Information
                                               (unaudited, dollars in millions)
                                                     (Managed loan basis)

                                                                               Percentage          Twelve Months
                                                   Quarter Ended              Change From:             Ended
                                          -----------------------------    ------------------    ------------------
                                          Nov 30,    Nov 30,    Aug 31,    Nov 30,    Aug 31,     Nov 30,    Nov 30,    Percentage
                                           2002       2001       2002       2001       2002        2002       2001        Change
                                          -------    -------    -------    ------     ------      ------     ------     ----------
Fees:
     Merchant and cardmember               $  542     $  543     $  525        --          3%     $2,110     $2,000          6%
     Servicing                                  0          0          0        --         --           0          0         --
Other                                           3         (2)        25       250%       (88%)        80         91        (12%)
                                          -------    -------    -------                           ------     ------
     Total non-interest revenues              545        541        550         1%        (1%)     2,190      2,091          5%

Interest revenue                            1,606      1,696      1,643        (5%)       (2%)     6,474      6,929         (7%)
Interest expense                              475        562        483       (15%)       (2%)     1,937      2,747        (29%)
                                          -------    -------    -------                           ------     ------
     Net interest income                    1,131      1,134      1,160        --         (3%)     4,537      4,182          8%

Provision for consumer loan losses            749        771        777        (3%)       (4%)     3,170      2,714         17%
                                          -------    -------    -------                           ------     ------
     Net credit income                        382        363        383         5%        --       1,367      1,468         (7%)
                                          -------    -------    -------                           ------     ------
     Net revenues                             927        904        933         3%        (1%)     3,557      3,559         --
                                          -------    -------    -------                           ------     ------
Compensation and benefits                     179        180        206        (1%)      (13%)       774        754          3%
Occupancy and equipment                        21         15         18        40%        17%         73         79         (8%)
Information processing and communications      98        108         94        (9%)        4%        363        380         (4%)
Marketing and business development            170        143        146        19%        16%        538        615        (13%)
Professional services                          80         62         62        29%        29%        252        225         12%
Other                                          76         97         88       (22%)      (14%)       368        379         (3%)
                                          -------    -------    -------                           ------     ------
Total non-interest expenses                   624        605        614         3%         2%      2,368      2,432         (3%)
                                          -------    -------    -------                           ------     ------
Income before taxes and cumulative effect
  of accounting change                        303        299        319         1%        (5%)     1,189      1,127          6%
Income tax expense                            109        106        109         3%        --         422        425         (1%)
                                          -------    -------    -------                           ------     ------
Income before cumulative effect of
  accounting change                           194        193        210         1%        (8%)       767        702          9%
Cumulative effect of
  accounting change (1)                         0          0          0        --         --           0        (13)         *
                                          -------    -------    -------                           ------     ------
Net income                                $   194    $   193    $   210         1%        (8%)    $  767     $  689         11%
                                          =======    =======    =======                           ======     ======
Compensation and benefits as
  a % of net revenues                          19%        20%        22%                              22%        21%
Non-compensation expenses as
  a % of net revenues                          48%        47%        44%                              45%        47%
Profit margin (2)                              21%        21%        23%                              22%        20%
Number of employees                         15,302     16,209     15,214       (6%)        1%

------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.